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                                                                      EXHIBIT 21


                   THE WALT DISNEY COMPANY AND SUBSIDIARIES


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
Name of Subsidiary                                 State of Incorporation
------------------                                 ----------------------
Buena Vista Home Video, Inc.                       California
Buena Vista International, Inc.                    California
Buena Vista Pictures Distribution, Inc.            California
Buena Vista Television                             California
Disney Development Company                         Florida
EDL Holding Company                                Delaware
KCAL-TV, Inc.                                      California
Lake Buena Vista Communities, Inc.                 Delaware
The Disney Channel                                 California
The Disney Store, Inc.                             California
Walt Disney Pictures and Television                California
Walt Disney World Co.                              Delaware
WCO Parent Corporation                             Delaware
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